Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of WHIRLPOOL CORPORATION, a Delaware corporation (the “Company”) does hereby constitute and appoint JEFF M. FETTIG, and DANIEL F. HOPP, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file or deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Company, the Whirlpool Corporation Nonemployee Director Equity Plan (referred to as the “Plan”), or either of them, to comply with the Securities Act of 1933, as amended, (the “Securities Act”) and any requirements of the Securities and Exchange Commission in respect thereto, in connection with the registration under said Securities Act of

(a)	300,000 shares of common stock of the Company which may be offered or delivered to participants in the Plan; and

(b)	interests in the Plan which may be offered to employees of the Company and its subsidiaries,

including specifically, but without limitation of the general authority hereby granted, the power of authority to sign his or her name as director or officer, or both, of the Company, as indicated below opposite his or her signature:

(i)	to the registration statements, or any amendments, post-effective amendments, deregistrations or papers supplemental thereto, to be filed in respect of said shares of common stock of the Company and said interests in the Plan, and to the prospectuses or any amendments, supplements or revisions thereof, to be filed with said registration statements or with any amendments or post-effective amendments to said registration statements;

(ii)	to any amendments or post-effective amendments or deregistrations as shall be necessary or appropriate to any registration statements heretofore filed under said Securities Act with respect to shares of common stock of the Company and interests in said Plan;

(iii)	to said prospectuses or any amendments, supplements or revisions thereof to be filed with any registration statements (or with any amendments or post-effective amendments thereto) heretofore filed under said Securities Act with respect to shares of common stock of the Company and interests in said Plan; and each of the undersigned does hereby fully ratify and confirm all that said attorney and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 20th day of April, 2005.

Name	Title
/s/ Jeff M. Fettig Jeff M. Fettig	Director, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ Roy W. Templin Roy W. Templin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Ted A. Dosch Ted A. Dosch	Vice President and Controller (Principal Accounting Officer)

/s/ Herman Cain Herman Cain	Director

/s/ Gary T. DiCamillo Gary T. DiCamillo	Director

/s/ Allan D. Gilmour Allan D. Gilmour	Director

/s/ Kathleen J. Hempel Kathleen J. Hempel	Director

/s/ Michael F. Johnston Michael F. Johnston	Director

/s/ Arnold G. Langbo Arnold G. Langbo	Director

/s/ Miles L. Marsh Miles L. Marsh	Director

/s/ Paul G. Stern Paul G. Stern	Director

/s/ Janice D. Stoney Janice D. Stoney	Director

/s/ Michael D. White Michael D. White	Director